Exhibit 99.1

Bitfarms Officially Rebrands as Keel Infrastructure; Completes U.S. Redomiciliation

Keel Infrastructure Well Positioned to Provide the Critical Foundation that Will Enable AI Platforms to Deploy Compute on Time and at Scale

NEW YORK, April 1, 2026 – Bitfarms Ltd. (NASDAQ/TSX: BITF) (“Bitfarms”) and Keel Infrastructure Corp. (“Keel Infrastructure” or “Keel”) today announced the completion of Bitfarms’ previously announced redomiciliation from Canada to the United States (the “U.S. Redomiciliation”) pursuant to a statutory plan of arrangement (the “Arrangement”). The Arrangement was approved by Bitfarms’ shareholders at a special meeting held on March 20, 2026. The Ontario Superior Court of Justice (Commercial List) issued its final order approving the Arrangement on March 24, 2026.

“This rebrand is more than a name change—it’s a testament to what we’ve accomplished to date. A year ago, we set out on a transformational plan to pivot from Bitcoin and capitalize on the significant opportunity in HPC/AI infrastructure. The progress we’ve made since then has been substantial, and that work has made us who we are today, Keel Infrastructure,” said Ben Gagnon, Chief Executive Officer. “When you name a company Keel, you’re making a commitment to be foundational, to be the base that everything else depends on. That’s the standard we’re setting for ourselves. We are a pure-play infrastructure developer and owner, and our entire focus is on providing the energy-secured sites and facilities that enable our customers to deploy AI compute at the pace and scale they need.”

Note: Image is a computer-generated rendering of Panther Creek campus for illustrative purposes.

Gagnon continued, “I want to thank our shareholders for their continued support through this transformation, and our Keel crew—whose deep expertise, dedication, and focus drive our momentum forward and provide the stability that defines this company.”

Following completion of the U.S. Redomiciliation, Keel Infrastructure, a corporation formed under the laws of the State of Delaware, is now the ultimate parent corporation of Bitfarms. Keel Infrastructure will carry on the business currently conducted by Bitfarms and its subsidiaries, and its sole principal executive office will be in New York City.

Pursuant to the Arrangement, each outstanding common share of Bitfarms (“Bitfarms Shares”) has been indirectly acquired by Keel Infrastructure in exchange for one share of common stock of Keel (“Keel Common Stock”). Keel Common Stock is expected to begin trading on the Nasdaq and the Toronto Stock Exchange (the “TSX”) under the ticker KEEL at the opening of trading on April 6, 2026 in substitution for the Bitfarms Shares, which will be delisted from the Nasdaq and the TSX at that time.

Further information regarding the Arrangement and the procedure for exchange of Bitfarms Shares for Keel Common Stock can be found in Bitfarms’ management information circular dated February 17, 2026 (the “Circular”). The Circular and accompanying letter of transmittal (“Letter of Transmittal”) are available under Bitfarms’ SEDAR+ profile at www.sedarplus.com, under Bitfarms’ EDGAR profile at www.sec.gov and on the Company’s website at www.keelinfra.com. Registered shareholders of Bitfarms who have not already done so must complete and sign the Letter of Transmittal and return it, together with the certificate(s)/DRS advice(s) representing their Bitfarms Shares and any other required documents and instruments, in accordance with the procedures set out in the Letter of Transmittal and instructions provided in the Circular.

Normal Course Issuer Bid

On July 22, 2025, Bitfarms established a normal course issuer bid (the “NCIB”) to purchase for cancellation up to 49,943,031 Bitfarms Shares through the facilities of the TSX and/or Nasdaq, or by such other means as may be permitted by the TSX and/or Nasdaq or under applicable law, during the period starting on July 28, 2025 and ending on July 27, 2026. In connection with the NCIB, Bitfarms entered into an automatic repurchase arrangement with a designated broker to facilitate repurchases under the NCIB during certain pre-determined blackout periods, based on instructions provided when not in blackout.

Following the Arrangement, pursuant to the substitutional listing of the Keel Common Stock on Nasdaq and the TSX, Keel will continue the NCIB on the terms previously announced by Bitfarms, as Keel believes that the market price of its shares may, from time to time, not fully reflect their value. Purchases will be made by Keel in accordance with the requirements of Nasdaq and/or the TSX and the price which Keel will pay for any Keel Common Stock will be the market price of any such Keel Common Stock at the time of acquisition, or such other price as may be permitted by Nasdaq and/or the TSX. The timing, price and volume of repurchases will depend on a variety of factors including corporate liquidity requirements and priorities, as well as general market conditions, the share price, regulatory requirements and limitations, and other factors.

Early Warning Disclosure by Keel

Immediately prior to the Arrangement, Keel did not own or have control over any Bitfarms Shares. Pursuant to the Arrangement, on April 1, 2026, Keel acquired, indirectly through 1576430 B.C. Unlimited Liability Company, a wholly owned subsidiary of Keel, 602,851,137 Bitfarms Shares, being all of the issued and outstanding Bitfarms Shares as of immediately prior to completion of the Arrangement. Pursuant to the Arrangement, Bitfarms shareholders received one share of Keel Common Stock per Bitfarms Share.

A copy of the early warning report of Keel in connection with the acquisition of the Bitfarms Shares will be filed under Bitfarms’ profile on SEDAR+ at www.sedarplus.ca. The address of Keel is Equitable Life Building, 120 Broadway, Suite 1075, New York, NY 10004 and the address of Bitfarms is 110 Yonge Street, Suite 1601, Toronto ON M5C 1T4.

To obtain a copy of the early warning report to be filed by Keel in connection with this press release, please contact: Jennifer Drew-Bear at +1 929-264-5151.

Advisors

Skadden, Arps, Slate, Meagher & Flom LLP and Osler, Hoskin & Harcourt LLP served as legal advisors, and Innisfree M&A Incorporated and Laurel Hill Advisory Group served as proxy solicitation agents. Joele Frank, Wilkinson Brimmer Katcher served as strategic communications advisor.

About Keel Infrastructure

Keel Infrastructure is a North American digital infrastructure and energy company that develops and owns data centers and energy infrastructure for high-performance computing workloads, including AI. With a pipeline of 2.2 gigawatts and established grid interconnections already in place, Keel delivers scalable infrastructure solutions in high-demand power markets across Pennsylvania and Washington in the United States, and Québec in Canada. Learn more at www.keelinfra.com.

Forward-Looking Statements

This news release contains certain “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) that are based on expectations, estimates and projections as at the date of this news release and are covered by safe harbors under Canadian and United States securities laws. The statements and information in this release regarding the U.S. Redomiciliation; the benefits of the U.S. Redomiciliation; the delisting of the Bitfarms Shares from, and the listing and trading of Keel Common Stock on, Nasdaq and the TSX; and other statements regarding future growth, plans and objectives of Keel are forward-looking information.

Any statements that involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, future events or performance (often but not always using phrases such as “expects”, or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “budget”, “scheduled”, “forecasts”, “estimates”, “prospects”, “believes” or “intends” or variations of such words and phrases or stating that certain actions, events or results “may” or “could”, “would”, “might” or “will” be taken to occur or be achieved) are not statements of historical fact and may be forward-looking information. This forward-looking information is based on assumptions and estimates of management of Keel at the time they were made, and involves known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of Keel to be materially different from any future results, performance or achievements expressed or implied by such forward-looking information. Such factors, risks and uncertainties include, among others: anticipated benefits of the U.S. Redomiciliation, including, but not limited to, expanded access to new capital pools, increased eligibility for index inclusion, strengthened commercial positioning with governmental bodies, utility partners and potential customers, enhanced alignment with U.S. customer requirements for data centers, reduced regulatory and political risk related to critical infrastructure and sensitive-data businesses, greater familiarity of Delaware law to U.S. investors and simplified comparison to other U.S. companies and peers, may not be realized or may not meet the expectations of Keel, may not occur at all, and may have unanticipated costs for Keel; incurrence of costs associated with the U.S. Redomiciliation beyond those estimated; unanticipated adverse tax consequences to Keel in connection with the U.S. Redomiciliation; the impact on the completion of the U.S. Redomiciliation on Keel’s business, results of operations and financial conditions; the construction and operation of new facilities may not occur as currently planned, or at all; expansion of existing facilities may not materialize as currently anticipated, or at all; the construction and operation of new facilities may not occur as currently planned, or at all; expansion of existing facilities may not materialize as currently anticipated, or at all; failure of the equipment upgrades to be installed and operated as planned; future capital needs and the ability to complete current and future financings, as well as capital market conditions in general; share dilution resulting from equity issuances; and the adoption or expansion of any regulation or law that will prevent Bitfarms from operating its business, or make it more costly to do so. For further information concerning these and other risks and uncertainties, refer to Bitfarms’ filings on www.sedarplus.ca (which are also available on the website of the U.S. Securities and Exchange Commission at www.sec.gov), including Bitfarms’ Management Information Circular filed on February 25, 2026 in connection with the U.S. Redomiciliation and Bitfarms’ Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (which is now Keel’s Annual Report). There may be other factors that cause our results to differ materially than as anticipated, estimated or intended, including factors that are currently unknown to or deemed immaterial by Keel. There can be no assurance that such statements will prove to be accurate as actual results, and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on any forward-looking information. Keel does not undertake any obligation to revise or update any forward-looking information other than as required by law. Trading in the securities of Keel should be considered highly speculative.

Investor Relations Contact:	Media Contact:

Laine Yonker	Tara Goldstein
investors@keelinfra.com	media@keelinfra.com

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